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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS'



         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 23, 2000 relating to the consolidated balance sheet of PhotoMedex, Inc. (formerly Laser Photonics, Inc.), as of December 31, 1999 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two year period ended December 31, 1999 which report appears in the December 31, 2000 annual report on Form 10-K of PhotoMedex, Inc.



/s/HEIN +ASSOCIATES LLP


HEIN + ASSOCIATES LLP
Certified Public Accountants

Orange, California
April 2, 2001